EXHIBIT 99.1

Community Shores Reports 2009 Third Quarter Results

MUSKEGON, Mich., Nov. 3, 2009 (GLOBE NEWSWIRE) -- Community Shores Bank Corporation ("Community Shores") (Nasdaq:CSHB), Muskegon's only locally-headquartered, independent community banking organization, today reported a third quarter 2009 net loss of $566,000, or ($0.39) per diluted share, compared with third quarter 2008 net income of $12,000, or $0.01 per diluted share. Results reflect an increased provision for loan losses as well as a higher level of expenses associated with credit administration and FDIC insurance premiums compared to the year-ago quarter.

The net loss for the first nine-months of 2009 totaled $2.17 million, or ($1.48) per diluted share, compared to net income of $55,000, or $0.04 per diluted share, for the 2008 nine-month period. Nine-month year-to-date results include a non-cash charge of $986,000 associated with the establishment in the second quarter of a tax valuation allowance on the Company's deferred tax asset, higher FDIC assessment fees, including the one-time FDIC special assessment charge of $114,000 ($74,100 after-tax, or $0.05 per diluted share) and higher credit administration expenses compared to the 2008 period. Excluding from the first nine-months of 2009 the impact of the tax valuation allowance and the FDIC special assessment charge, the net loss from core banking operations was $1.07 million, or ($0.73) per diluted share.

Heather D. Brolick, president and chief executive officer of Community Shores Bank Corporation, commented, "The duration of the real estate downturn, combined with Michigan's growing unemployment rate, continue to be a concern. We have developed strategies in response that have partially mitigated the negative impact of adverse conditions. However, Community Shores is first of all a community bank, and the West Michigan market is our home.

"We are beginning to see signs of price stabilization in certain commercial and residential properties along the West Michigan lakeshore. But we are still experiencing declines in collateral values. In response, we have been reducing our exposure to certain classes of risks. Since year-end 2008, we reduced our loan portfolio by 8.4 percent, or $17 million, with more than half of that decline representing commercial real estate. Construction lending now only constitutes one percent of our portfolio.

"We are focusing on initiatives that we can control to improve our pretax, pre-provision core bank earnings," added Ms. Brolick. "Excluding additional costs relating to problem assets and regulations, we earned 39 percent more this quarter than a year ago, mainly from net interest margin improvement and lower operating expenses. However, these profitability improvements have been overshadowed by the impact of our nonperforming assets, which have increased."

Operating Results

Total revenue, consisting of net interest income and noninterest income, was $2.20 million for the third quarter of 2009, compared to $2.19 million for the year-ago quarter. Net interest income for the third quarter was $1.80 million, a $48,000, or 2.8 percent, increase from the $1.75 million reported in the third quarter of 2008. Year over year, the net interest margin improved 24 basis points (up 8.3 percent) to 3.14 percent, partially offset by a 5.4 percent decline in average earning assets over the same period.

Compared to the second quarter of 2009, net interest income improved by $155,000, or 9.5 percent, as a result of an expanded net interest margin, up 29 basis points or 10.2 percent. Ms. Brolick added, "We are managing our balance sheet to optimize the trade-off between liquidity and margin improvement. Just as the third quarter came to a close, a large block of brokered deposits, bearing an average rate of 4.95 percent, matured and rolled off the books. We should begin to see the incremental positive impact on our margin in the fourth quarter. In addition, we are implementing a rate floor of five percent on all new and renewing loans."

Noninterest income for the third quarter of 2009 was $405,000, a decrease of $34,000, or 7.6 percent, from the $439,000 recorded for the prior-year third quarter. Service charges on deposits declined 8.8 percent as customers became more watchful concerning overdrafts. Meanwhile, gains from the sale of mortgage loans were unchanged for both quarters at $64,000, reflecting a stable level of originations in both years.

The loan loss provision for the third quarter of 2009 was $445,000 compared with $130,000 and $95,000, respectively, for the linked and year-ago quarters. As of September 30, 2009, the allowance for loan losses was $2.8 million, or 1.47 percent of total loans, compared with 1.31 percent and 1.51 percent of total loans, respectively, for the linked and prior-year periods. Ms. Brolick commented, "We increased our loan loss reserves to reflect the additional loans transferred to nonperforming status this past quarter."

Noninterest expense was $2.32 million for the third quarter of 2009 compared to $2.1 million for the prior-year third quarter, an increase of 10.8 percent year-over-year. "We are making every effort to reduce those operating expenses over which we have discretionary control; unfortunately, given the stressed economic environment, costs associated with problem asset resolution continue to grow." For the current quarter, expenses associated with problem assets and FDIC insurance premium assessments totaled $452,000 including OREO write-downs of $178,000, collection/ repo expenses of $128,000 and FDIC premiums of $146,000; these same expenses for the year-ago quarter totaled $148,000, up 205 percent. Overhead expenses, excluding credit- and FDIC-related expenses, declined by $78,000 or 4.0 percent. Salaries and employee benefits for the current quarter were $1.02 million, a decline of 7.1 percent compared to third quarter 2008, reflecting a reduction of three FTE employees to 72 over the past 12 months.

Balance Sheet

Total assets at September 30, 2009 were $241.2 million, a decline of $14.4 million, or 5.6 percent, from year-end 2008. During the same nine-month period, total loans declined $18.2 million, or 8.8 percent; partially offset by a $3.5 million, or 14.0 percent, increase in the securities portfolio. Total loans comprised 78.5 percent of assets as of September 30, 2009, compared to 81.2 percent at December 31, 2008.

Ms. Brolick commented, "Our balance sheet has contracted moderately since year-end 2008, enabling us to allocate our existing capital more efficiently and maintain our well capitalized status without further dilution. Third quarter average cash and securities was 16.8 percent of average assets compared to 10.4 percent of average assets for the year-ago quarter.

"We are also improving our deposit mix," continued Brolick. "While deposits declined overall, we have shifted our mix toward non-maturity deposits and away from jumbo CDs." Deposits at September 30, 2009 were $203.4 million, down $16.2 million, or 7.4 percent, from December 31, 2008. Demand deposits (interest and non interest-bearing) grew by $15.8 million, or 44.5 percent, since year-end 2008. Concurrently, time deposits reduced by $30.6 million, or 19.8 percent, with jumbo deposits accounting for the lion's share of the decline: $26.2 million. As of September 30, 2009, less expensive non-maturity deposits represented 39.1 percent of total deposits compared to 29.7 percent at year-end, contributing to lower funding costs. The cost of deposits reduced from 3.64 percent for the December 2008 quarter, to 2.79 percent for the current quarter.

Asset Quality

"While the dollar amount of our problem credits has grown, the number of troubled and past due relationships has declined," added Brolick. "We are increasingly confident that we have identified our major credit risks, and have reserved appropriately. The bulk of our nonaccrual loans consists of four relationships which account for approximately 72 percent of total nonaccruing loans."

At September 30, 2009, nonperforming loans were $8.4 million, or 4.41 percent of total loans; this compares to $6.7 million (3.44 percent of total loans) and $5.26 million (2.40 percent of total loans), respectively, for the linked and year-ago periods. Including foreclosed real estate of $6.7 million in the third quarter of 2009, nonperforming assets were 6.23 percent of total assets compared with 5.55 percent for the linked quarter and 3.03 percent at September 30, 2008.

Net charge-offs were $213,000 for the third quarter of 2009, or an annualized 0.45 percent of average loans; this compares to 0.64 percent and 0.38 percent of average loans, respectively, for the linked and year-ago quarters.

Capitalization

At September 30, 2009, consolidated shareholders' equity stood at $12.6 million, a decline of $3.04 million, or 19.4 percent, from the third quarter of 2008. The Bank remains in excess of regulatory requirements for a "well-capitalized" institution. Shares outstanding totaled 1,468,800 at September 30, 2009.

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $241 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: http://www.communityshores.com

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; changes in the local real estate market; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                     COMMUNITY SHORES BANK CORPORATION
                     CONSOLIDATED FINANCIAL HIGHLIGHTS

                                      Quarterly
 -----------------------------------------------------------------------
 (dollars in
 thousands except
 per share data)   2009        2009        2009        2008      2008
                 3rd Qtr     2nd Qtr     1st Qtr     4th Qtr    3rd Qtr
                ---------   ---------   ---------   ---------  ---------

 EARNINGS
   Net interest
    income          1,798        1,643      1,582      1,601      1,749
   Provision for
    loan and
    lease losses      445          130        348      1,465         95
   Noninterest
    income            405          640        577        437        439
   Noninterest
    expense         2,324        2,335      2,249      2,240      2,099
   Pre tax
    income
    (expense)        (566)        (183)      (438)    (1,667)        (5)
   Net Income        (566)      (1,336)      (271)    (1,083)        12
   Basic
    earnings
    per share   $   (0.39)   $   (0.91) $   (0.18) $   (0.74) $    0.01
   Diluted
    earnings
    per share   $   (0.39)   $   (0.91) $   (0.18) $   (0.74) $    0.01
   Average
    shares
    outstanding 1,468,800    1,468,800  1,468,800  1,468,800  1,468,800
   Average
    diluted
    shares
    outstanding 1,468,800    1,468,800  1,468,800  1,468,800  1,468,800

 PERFORMANCE
  RATIOS
   Return on
    average
    assets          -0.89%       -2.06%     -0.42%     -1.66%      0.02%
   Return on
    average
    common
    equity         -17.33%      -37.04%     -7.53%    -27.47%      0.31%
   Net interest
    margin           3.14%        2.85%      2.71%      2.66%      2.90%
   Efficiency
    ratio          105.52%      102.28%    104.17%    109.90%     95.90%
   Full-time
    equivalent
    employees          72           72         74         75         75

 CAPITAL
   End of
    period
    equity to
    assets           5.24%        5.22%      5.47%      5.85%      6.10%
   Tier 1
    capital
    to end of
    period assets    5.12%        5.15%      5.34%      5.68%      6.08%
   Book value
    per share   $    8.60    $    8.83  $    9.94  $   10.18  $   10.67

 ASSET QUALITY
   Gross loan
    charge-offs       232          318      1,980        404        220
   Net loan
    charge-offs       213          311      1,960        399        207
   Net loan
    charge-offs
    to avg
    loans
    (annualized)     0.45%        0.64%      3.90%      0.75%      0.38%
   Allowance
    for loan
    and lease
    losses          2,790        2,559      2,739      4,351      3,285
   Allowance
    for losses
    to total
    loans            1.47%        1.31%      1.38%      2.10%      1.51%
   Past due
    and
    nonaccrual
    loans
    (90 days)       8,351        6,721      5,992      5,860      5,257
   Past due
    and
    nonaccrual
    loans
    to total
    loans            4.41%        3.44%      3.02%      2.82%      2.40%
   Other real
    estate and
    repossessed
    assets          6,685        7,068      6,453      6,054      2,519
   NPA +90 day
    past due
    to total
    assets           6.23%        5.55%      4.66%      4.66%      3.03%

 END OF PERIOD
  BALANCES
   Loans          189,325      195,609    198,171    207,508    219,182
   Total
    earning
    assets        220,974      226,148    245,923    235,367    238,694
   Total assets   241,228      248,369    267,109    255,612    256,891
   Deposits       203,382      211,657    231,548    219,566    221,286
   Shareholders'
    equity         12,631       12,976     14,603     14,946     15,669

 AVERAGE
  BALANCES
   Loans          190,813      195,487    201,236    212,638    219,299
   Total earning
    assets        233,498      235,958    239,499    246,819    246,701
   Total assets   254,550      258,881    257,968    261,726    263,576
   Deposits       216,491      221,576    223,007    224,895    227,563
   Shareholders'
    equity         13,065       14,427     14,390     15,771     15,664

                                                Year to date
                                         -------------------------

                                            2009           2008
                                         ----------     ----------
 EARNINGS
  Net interest income                         5,023          5,289
  Provision for loan and lease losses           923            479
  Noninterest income                          1,621          1,685
  Noninterest expense                         6,908          6,488
  Pre tax income (expense)                   (1,188)             8
  Net Income                                 (2,174)            55
  Basic earnings per share               $    (1.48)    $     0.04
  Diluted earnings per share             $    (1.48)    $     0.04
  Average shares outstanding              1,468,800      1,468,800
  Average diluted shares outstanding      1,468,800      1,468,800

 PERFORMANCE RATIOS
  Return on average assets                    -1.13%          0.03%
  Return on average common equity            -20.56%          0.47%
  Net interest margin                          2.92%          2.83%
  Efficiency ratio                           103.98%         93.02%
  Full-time equivalent employees                 72             75

 CAPITAL
  End of period equity to assets               5.24%          6.10%
  Tier 1 capital to end of period              5.12%          6.08%
   assets
  Book value per share                   $     8.60     $    10.67

 ASSET QUALITY
  Gross loan charge-offs                      2,530            857
  Net loan charge-offs                        2,484            797
  Net loan charge-offs to avg loans
   (annualized)                                1.69%          0.48%
  Allowance for loan and lease losses         2,790          3,285
  Allowance for losses to total loans          1.47%          1.51%
  Past due and nonaccrual loans (90
   days)                                      8,351          5,257
  Past due and nonaccrual loans to
   total loans                                 4.41%          2.40%
  Other real estate and repossessed
   assets                                     6,685          2,519
  NPA +90 day past due to total assets         6.23%          3.03%

 END OF PERIOD BALANCES
  Loans                                     189,325        219,182
  Total earning assets                      220,974        238,694
  Total assets                              241,228        256,891
  Deposits                                  203,382        221,286
  Shareholders' equity                       12,631         15,669

 AVERAGE BALANCES
  Loans                                     195,808        223,617
  Total earning assets                      234,576        254,362
  Total assets                              257,253        271,214
  Deposits                                  220,323        235,600
  Shareholders' equity                       14,100         15,654

                   Community Shores Bank Corporation
              Condensed Consolidated Statements of Income
                             (Unaudited)

                 Three Months   Three Months  Nine Months   Nine Months
                     Ended         Ended         Ended         Ended
                   09/30/09      09/30/08      09/30/09      09/30/08
                 ------------  ------------  ------------  ------------

 Interest and
  dividend income
 Loans, including
  fees           $  3,104,682  $  3,632,211  $  9,376,110  $ 11,446,961
 Securities
  (including
  FHLB dividends)     230,606       207,745       731,150       636,313
 Federal funds
  sold and
  other interest
   income               8,728        37,986        32,240       189,341
                 ------------  ------------  ------------  ------------
      Total
       interest
       income       3,344,016     3,877,942    10,139,500    12,272,615
 Interest
  expense
 Deposits           1,357,813     1,917,529     4,565,492     6,331,688
 Repurchase
  agreements
  and federal
  funds
  purchased
  and other debt      16,653        17,154        36,292         53,718
 Federal Home
  Loan Bank
  advances and
   notes
   payable            171,614       193,532       515,007       598,379
                 ------------  ------------  ------------  ------------
     Total
      interest
      expense       1,546,080     2,128,215     5,116,791     6,983,785

 Net interest
  Income            1,797,936     1,749,727     5,022,709     5,288,830
 Provision for
  loan
  losses              444,900        94,515       923,300       478,599
                 ------------  ------------  ------------  ------------

 Net interest
  income after
  provision for
  loan losses       1,353,036     1,655,212     4,099,409     4,810,231
 Noninterest
  income
 Service
  charges on
  deposit
  accounts            236,544       259,411       682,928       742,464
 Gain on sale
  of loans             64,312        64,235       271,054       319,734
 Gain on sale
  of securities             0             0       273,010             0
 Gain (loss)
  on disposal
  of other
  real estate
  owned               (11,046)            0       (22,087)      142,324
 Other                115,211       114,923       416,468       480,876
                 ------------  ------------  ------------  ------------
     Total
      noninterest
      income          405,021       438,569     1,621,373     1,685,398

 Noninterest
  expense
 Salaries and
  employee
  benefits          1,016,636     1,094,695     3,221,516     3,513,621
 Occupancy            155,044       162,155       485,508       489,586
 Furniture and
  equipment           165,540       174,885       503,397       517,529
 Advertising           28,028        33,968        60,245        89,395
 Data processing      118,442       120,755       370,897       356,918
 Professional
  services            142,906       115,082       371,753       395,227
 Foreclosed
  asset
  impairment          178,320             0       298,062             0
 Other                519,548       397,115     1,596,948     1,125,273
                 ------------  ------------  ------------  ------------
     Total
      noninterest
      expense       2,324,464     2,098,655     6,908,326     6,487,549

 Income before
  income taxes       (566,407)       (4,874)   (1,187,544)        8,080
 Federal income
  tax
  expense                   0       (17,350)      985,961       (47,172)
                 ------------  ------------  ------------  ------------
 Net Income      $   (566,407) $     12,476  $ (2,173,505) $     55,252
                 ============  ============  ============  ============

 Weighted average
  shares
  outstanding       1,468,800     1,468,800     1,468,800     1,468,800
                 ============  ============  ============  ============
 Diluted average
  shares
  outstanding       1,468,800     1,468,800     1,468,800     1,468,800
                 ============  ============  ============  ============
 Basic income
  per share      $      (0.39) $       0.01  $      (1.48) $       0.04
                 ============  ============  ============  ============
 Diluted income
  per share      $      (0.39) $       0.01  $      (1.48) $       0.04
                 ============  ============  ============  ============

                    Community Shores Bank Corporation
             Condensed Consolidated Statements of Condition

                                 Sept. 30,      Dec. 31,      Sept. 30,
                                   2009          2008           2008
                               (Unaudited)     (Audited)     (Unaudited)
                             -------------  -------------  -------------
 ASSETS
 Cash and due from
  financial institutions     $   3,013,420  $   3,192,789  $   3,992,982
 Interest-bearing deposits
  in other financial
  institutions                   2,316,738      2,479,012        147,716
 Federal funds sold                      0              0              0
                             -------------  -------------  -------------
      Total cash and
       cash equivalents          5,330,158      5,671,801      4,140,698

 Securities
  Available for sale            22,833,676     18,769,970     12,345,937
  Held to maturity               6,094,131      6,609,620      6,614,098
                             -------------  -------------  -------------
    Total securities            28,927,807     25,379,590     18,960,035

 Loans held for sale             1,439,564      2,354,956      1,493,455

 Loans                         187,885,202    205,153,203    217,688,634
 Less: Allowance for
  loan losses                    2,790,416      4,350,903      3,284,668
                             -------------  -------------  -------------
      Net loans                185,094,786    200,802,300    214,403,966

 Federal Home Loan Bank
  stock                            404,100        404,100        404,100
 Premises and equipment,net     11,384,618     11,869,741     12,035,597
 Accrued interest receivable       950,944      1,004,552      1,003,941
 Foreclosed Assets               6,524,040      5,884,093      2,388,642
 Other assets                    1,171,626      2,240,831      2,060,227
                             -------------  -------------  -------------
      Total assets           $ 241,227,643  $ 255,611,964  $ 256,890,661
                             =============  =============  =============

 LIABILITIES AND
  SHAREHOLDERS' EQUITY
 Deposits
      Non interest-bearing   $  21,567,499  $  19,135,831  $  18,564,500
      Interest-bearing         181,814,969    200,429,709    202,721,549
                             -------------  -------------  -------------
           Total deposits      203,382,468    219,565,540    221,286,049

 Federal funds purchased
  and repurchase
  agreements                     9,150,085      5,813,605      4,414,944
 Federal Home Loan Bank
  advances                       6,000,000      6,000,000      6,000,000
 Subordinated debentures         4,500,000      4,500,000      4,500,000
 Notes payable                   5,000,000      4,200,000      4,200,000
 Accrued expenses and
  other liabilities                563,831        586,365        821,013
                             -------------  -------------  -------------
      Total liabilities        228,596,384    240,665,510    241,222,006

 Shareholders' Equity
  Preferred Stock, no par
   value: 1,000,000 shares
   authorized and none
    issued                               0              0              0
  Common Stock, no par
    value:
    9,000,000 shares
    authorized,
    1,468,800 issued            13,296,691     13,296,691     13,296,691
  Retained earnings               (945,421)     1,228,084      2,310,795
  Accumulated other
   comprehensive deficit           279,989        421,679         61,168

                             -------------  -------------  -------------
  Total shareholders'
   equity                       12,631,259     14,946,454     15,668,654
  Total liabilities and
   shareholders' equity      $ 241,227,643  $ 255,611,964  $ 256,890,660
                             =============  =============  =============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com